Exhibit 10(q)

ADDENDUM TO

EMPLOYMENT AGREEMENT BETWEEN

MICHAEL J. COVEY AND POTLATCH CORPORATION

THIS ADDENDUM to the Employment Agreement entered into on February 6, 2006 by and among Potlatch Corporation and Michael J. Covey, is effective as of February 6, 2006. The purpose of this Addendum is to make the following changes in the Employment Agreement: (i) increase the trigger point for determining whether a change in control has occurred under certain circumstances from 20% to 30%; and (ii) to correct errors in the description of the calculation of the severance benefits payable under certain circumstances.

NOW THEREFORE the parties agree that the Employment Agreement shall be amended as follows:

1. “30%” shall be substituted for “20%” where it appears in Section 6(a) and Section 6(c).

2. “1/24th” shall be substituted for “1/36th” in Section 8(b)(i)(B).

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Addendum to the Employment Agreement as of December 1, 2006.

POTLATCH CORPORATION

By:	/s/ William T. Weyerhaeuser
Dr. William T. Weyerhaeuser
Vice Chairman of the Board

EXECUTIVE:

/s/ Michael J. Covey
Michael J. Covey